Exhibit 1.2

PRICING AGREEMENT

March 20, 2018

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Wells Fargo Securities, LLC

As Representatives of the several Underwriters

named in Schedule I hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

c/o Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

MetLife, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (this “Agreement”) and in the Underwriting Agreement, dated March 20, 2018 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the total number of Securities specified in Schedule I hereto.

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, the Applicable Time and the Closing Date. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Securities pursuant to the Underwriting Agreement are designated as the “Joint Book-Running Managers” at the end of Schedule II hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue, sell and deliver to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and at the purchase price to the Underwriters set forth in Schedule III hereto, the number of Securities set forth opposite the name of such Underwriter in Schedule I hereto. The date of the issuance, sale and delivery of the Securities is the “Settlement Date” set forth on Schedule II hereto and such date shall be considered a Closing Date under the Underwriting Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages follow]

Annex I - 2

Very truly yours,

METLIFE, INC.

By:	/s/ John D. McCallion
Name:	John D. McCallion
Title:	Executive Vice President and
Treasurer

[Signature page to Series D Preferred Shares Pricing Agreement]

Accepted as of the date hereof

on behalf of each of the Underwriters:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden
Name:	Jack D. McSpadden
Title:	Managing Director

[Signature page to Series D Preferred Shares Pricing Agreement]

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name:	Stephen L. Sheiner
Title:	Executive Director

[Signature page to Series D Preferred Shares Pricing Agreement]

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By:	/s/ Matthew Basler
Name:	Matthew Basler
Title:	Managing Director

[Signature page to Series D Preferred Shares Pricing Agreement]

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Director

[Signature page to Series D Preferred Shares Pricing Agreement]

SCHEDULE I

TO PRICING AGREEMENT

Underwriters	Number of Shares of 5.875% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series D to be Purchased
Citigroup Global Markets Inc.	85,000
J.P. Morgan Securities LLC	85,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	85,000
Wells Fargo Securities, LLC	85,000
Barclays Capital Inc.	14,250
BNP Paribas Securities Corp.	14,250
Credit Suisse Securities (USA) LLC	14,250
Deutsche Bank Securities Inc.	14,250
Goldman Sachs & Co. LLC	14,250
HSBC Securities (USA) Inc.	14,250
Morgan Stanley & Co. LLC	14,250
Mizuho Securities USA LLC	4,550
Scotia Capital (USA) Inc.	4,550
SG Americas Securities, LLC	4,550
SMBC Nikko Securities America, Inc.	4,550
U.S. Bancorp Investments, Inc.	4,550
ANZ Securities, Inc.	2,700
BNY Mellon Capital Markets, LLC	2,700
Commerz Markets LLC	2,700
Credit Agricole Securities (USA) Inc.	2,700
ICBC Standard Bank Plc	2,700
nabSecurities, LLC	2,700
RBS Securities Inc. (marketing name “NatWest Markets”)	2,700
Santander Investment Securities Inc.	2,700
Standard Chartered Bank	2,700
TD Securities (USA) LLC	2,700
The Williams Capital Group, L.P.	2,700
UniCredit Capital Markets LLC	2,700
Drexel Hamilton, LLC	1,700
MFR Securities, Inc.	1,700
Mischler Financial Group, Inc.	1,700

Total	500,000

Schedule I - 1

SCHEDULE II

TO PRICING AGREEMENT

Filed pursuant to Rule 433

March 20, 2018

Relating to

Preliminary Prospectus Supplement dated March 20, 2018 to

Prospectus dated November 18, 2016

Registration Statement No. 333-214708

MetLife, Inc.

5.875% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series D

Final Term Sheet

March 20, 2018

Issuer:	MetLife, Inc.

Securities:	5.875% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series D (“Series D Preferred Shares”)

Number of Shares:	500,000

Liquidation Preference:	$1,000 per share

Aggregate Liquidation Preference:	$500,000,000

Price to the Public:	100.000%

Gross Underwriting Discount:	1.000%

Proceeds to Issuer Before Expenses:	$495,000,000

Maturity Date:	Perpetual

Pricing Date:	March 20, 2018

Issuance Date:	March 22, 2018 (T+2)

Schedule II - 1

Dividend Rate and Dividend Payment Dates to, but excluding, March 15, 2028:	5.875% per annum, accruing from, and including, the Issuance Date to, but excluding, March 15, 2028, payable semi-annually in arrears on each March 15 and September 15, commencing September 15, 2018 and ending March 15, 2028

Dividend Rate and Dividend Payment Dates from, and including, March 15, 2028:	Three-month LIBOR plus 2.959% per annum, accruing from, and including, March 15, 2028, payable quarterly in arrears on each March 15, June 15, September 15 and December 15, commencing June 15, 2028

Day Count Convention:	30/360 from, and including, the Issuance Date to, but excluding, March 15, 2028, and Actual/360 from, and including, March 15, 2028

Optional Redemption:	Redeemable in whole or in part, from time to time, on or after March 15, 2028, at a redemption price equal to $1,000 per Series D Preferred Share, plus an amount equal to any dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date.

Redemption after the Occurrence of a Rating Agency Event or Regulatory Capital Event:	Redeemable in whole but not in part, at any time prior to March 15, 2028, within 90 days after the occurrence of a “rating agency event” or “regulatory capital event” (as defined in the Preliminary Prospectus), at a redemption price equal to (i) in the case of a rating agency event, $1,020 per Series D Preferred Share, plus an amount equal to any accrued and unpaid dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date or (ii) in the case of a regulatory capital event, $1,000 per Series D Preferred Share, plus an amount equal to any accrued and unpaid dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date.

CUSIP/ISIN:	59156R BT4 / US59156RBT41

Schedule II - 2

Joint Book-Running Managers:	Citigroup Global Markets Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC

Senior Co-Managers:	Barclays Capital Inc. BNP Paribas Securities Corp. Credit Suisse Securities (USA) LLC Deutsche Bank Securities Inc. Goldman Sachs & Co LLC HSBC Securities (USA) Inc. Morgan Stanley & Co. LLC

Co-Managers:	Mizuho Securities USA LLC Scotia Capital (USA) Inc. SG Americas Securities, LLC SMBC Nikko Securities America, Inc. U.S. Bancorp Investments, Inc.

Junior Co-Managers:

ANZ Securities, Inc.

BNY Mellon Capital Markets, LLC

Commerz Markets LLC

Credit Agricole Securities (USA) Inc.

ICBC Standard Bank Plc

nabSecurities, LLC

RBS Securities Inc.

Santander Investment Securities Inc.

Standard Chartered Bank

TD Securities (USA) LLC

The Williams Capital Group, L.P.

UniCredit Capital Markets LLC

Drexel Hamilton, LLC

MFR Securities, Inc.

Mischler Financial Group, Inc.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at (800) 831-9146, J.P. Morgan Securities LLC collect at (212) 834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at (800) 294-1322 or Wells Fargo Securities, LLC toll-free at (800) 645-3751.

Schedule II - 3

SCHEDULE III

TO PRICING AGREEMENT

Underwriters’ Purchase Price of Series D Preferred Shares: $990 per share

Closing Date: March 22, 2018

Addresses for Notices, etc. to the Representatives:

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Annex VI - 1